Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

FOURTH QUARTER AND FISCAL YEAR 2014 RESULTS

Company Reports Strong Improvement in Operating Performance from Ongoing Operations; Expects to Generate

Positive Adjusted EBITDA from Ongoing Operations in Fiscal Year 2015

Schaumburg, Ill. (March 3, 2015) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the fourth quarter and fiscal year 2014.

Business Highlights

•	Achieved $15.6 million of positive adjusted EBITDA for ongoing operations, which excludes campuses in teach-out or held for sale, in the fourth quarter

•	Reduced operating loss by $6.6 million to $7.8 million for the fourth quarter of 2014; lowered operating expenses by $31.8 million or 14.9 percent during the fourth quarter as compared to the prior year

•	Implemented expense reduction actions in 2014 that will drive $40 million of expense reductions in 2015

•	Achieved online total student enrollment growth of 1.0 percent versus prior year within its University group; online student enrollments account for approximately 90% of students within the University group

•	Completed 28 real estate transactions during 2014 reducing total lease obligations by $39.0 million over the next six years

•	Sale process of Le Cordon Bleu asset continues as planned

“In the fourth quarter we continued to see evidence that our strategies to strengthen our company are working,” said Chairman and Interim CEO Ron McCray. “Fiscal year 2014 was an important year of operating stabilization for our business, and we’re beginning to see clear indications that our evolving portfolio of academic offerings is beginning to align more closely with our students’ needs, as evidenced by online student enrollment growth in our University segments. We managed to reduce costs across the Company by more than $100 million throughout the course of the year, and our enhanced operating and financial profile has positioned us for additional performance improvements in fiscal year 2015.”

As a reminder, the Company announced in mid-December 2014 that it was pursuing the divestiture of its Le Cordon Bleu North America colleges of culinary arts. As a result, all financial results reported within our consolidated financial statements have been recast to include these operations as an asset held for sale within discontinued operations.

The Company assesses results of operations for ongoing operations, which excludes the Transitional Group, separately from the Transitional Group and campuses that have closed or are held for sale.

CEC ANNOUNCES 4Q14 RESULTS ...PG 2

REVENUE

For the fourth quarter of 2014, total revenue was $174.2 million, a 12.6 percent decrease from $199.4 million for the fourth quarter of 2013. For ongoing operations, total revenue was $168.6 million for the fourth quarter of 2014 compared to $186.6 million for the fourth quarter of 2013, a decrease of 9.6 percent.

For the full year 2014, total revenue was $741.4 million, an 11.7 percent decrease from $839.7 million for the full year 2013. Total revenue from ongoing operations was $708.5 million for full year 2014 compared to $774.7 million for full year 2013, a decrease of 8.5 percent.

Revenue ($ in thousands)	Q4 2014 (3)	Q3 2014	Q2 2014	Q1 2014	Q4 2013
CTU	$82,202	$82,410	$85,041	$86,920	$87,582
AIU	44,749	51,889	49,685	52,573	49,088
Total University Group	126,951	134,299	134,726	139,493	136,670
Career Colleges	41,613	40,799	42,589	47,832	49,925
Corporate and Other	40	52	38	100	—

Total Ongoing Operations	168,604	175,150	177,353	187,425	186,595
Transitional Group (1)	5,603	7,675	8,819	10,729	12,778
Total (2)	$174,207	$182,825	$186,172	$198,154	$199,373

(1)	Campuses included in Transitional Group segment are currently being taught out and no longer enroll new students.
(2)	Excludes discontinued operations, which consists of the results of operations for campuses that have ceased operations, are held for sale or were sold and are considered distinct operations under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205 – Presentation of Financial Statements.
(3)	Total revenue was negatively impacted by approximately $9.4 million due to the accounting for students who withdraw from one of our institutions prior to completion of their programs. This cumulative adjustment was recorded during the fourth quarter of 2014.

CEC ANNOUNCES 4Q14 RESULTS ...PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

For the fourth quarter of 2014, total student enrollments for ongoing operations decreased 4.5 percent compared to the prior year quarter. New student enrollments for ongoing operations increased 9.1 percent compared to the prior year quarter. For the full year 2014, new student enrollments for ongoing operations increased 9.2 percent compared to full year 2013.

Total Student Enrollment	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013
CTU	20,400	19,800	19,800	20,600	20,800
AIU	11,600	11,500	10,800	13,300	11,600
Total University Group	32,000	31,300	30,600	33,900	32,400
Career Colleges	8,500	10,000	8,600	10,700	10,000

Total Ongoing Operations	40,500	41,300	39,200	44,600	42,400
Transitional Group	900	1,300	1,700	2,300	2,600
Total	41,400	42,600	40,900	46,900	45,000

New Student Enrollments	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013
CTU (1)	5,670	5,460	5,280	4,820	5,260
AIU (1)	3,370	3,300	2,010	5,900	2,520
Total University Group	9,040	8,760	7,290	10,720	7,780
Career Colleges	1,140	3,150	1,580	2,780	1,550

Total Ongoing Operations	10,180	11,910	8,870	13,500	9,330
Transitional Group (2)	10	140	80	220	170
Total	10,190	12,050	8,950	13,720	9,500

(1)	The increase in new student enrollments for the current quarter as compared to the prior year quarter is driven by both underlying positive performance trends and the implementation of a new student orientation process in the first quarter of 2014, which replaced our previously provided student readiness programs; this change impacts the way we calculate new student enrollments. This internal policy change had a positive impact on 2014 new student enrollments as compared to 2013.
(2)	Campuses within the Transitional Group segment no longer enroll new students; students who re-enter after 365 days are reported as new student enrollments.

CEC ANNOUNCES 4Q14 RESULTS ...PG 4

OPERATING (LOSS) INCOME

For the fourth quarter of 2014, operating losses of $7.8 million decreased 46.1 percent compared to an operating loss of $14.4 million in the prior year quarter. For ongoing operations, the Company reported operating income of $2.4 million compared to an operating loss of $2.3 million in the prior year quarter.

For the full year 2014, operating losses of $72.7 million decreased 10.1 percent compared to an operating loss of $80.8 million in the prior year. For ongoing operations for the full year 2014, the Company reported an operating loss of $34.8 million compared to an operating loss of $42.7 million for full year 2013.

Operating (Loss) Income ($ in thousands)	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013
CTU	$23,356	$10,698	$20,957	$14,481	$22,146
AIU	(304)	(4,194)	(1,331)	(3,583)	(3,793)
Total University Group	23,052	6,504	19,626	10,898	18,353
Career Colleges (1)	(13,650)	(29,908)	(16,273)	(13,922)	(12,035)
Corporate and Other (2)	(7,048)	2,528	(5,513)	(11,136)	(8,621)

Total Ongoing Operations	2,354	(20,876)	(2,160)	(14,160)	(2,303)
Transitional Group	(10,138)	(10,856)	(9,091)	(7,789)	(12,126)
Total (3)	$(7,784)	$(31,732)	$(11,251)	$(21,949)	$(14,429)

(1)	Asset impairment charges of $3.9 million ($0.06 per diluted share), $12.8 million ($0.19 per diluted share) and $2.9 million ($0.03 per diluted share) were recorded during the fourth quarter of 2014, third quarter of 2014 and fourth quarter of 2013, respectively.
(2)	Income related to a net insurance recovery of $8.6 million ($0.13 per diluted share) was recorded during the third quarter of 2014.
(3)	Excludes discontinued operations, which consists of the results of operations for campuses that have ceased operations, are held for sale or were sold and are considered distinct operations under FASB ASC Topic 205 – Presentation of Financial Statements.

CEC ANNOUNCES 4Q14 RESULTS ...PG 5

ADJUSTED EBITDA

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations, which excludes the Transitional Group and campuses held for sale. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the fourth quarter of 2014, adjusted EBITDA for ongoing operations increased $5.4 million or 53.3 percent compared to the prior year quarter. Excluding certain non-cash items and legal settlements, adjusted EBITDA was $15.6 million or $0.23 per diluted share, compared to $10.2 million or $0.15 per diluted share in the prior year quarter primarily due to the declines in revenue being more than offset with reduced operating expenses.

Adjusted EBITDA for the Transitional Group and discontinued operations was -$13.0 million or -$0.19 per diluted share for the fourth quarter of 2014, compared to -$33.1 million or -$0.50 per diluted share in the prior year quarter. This favorability is a result of the completion of teach-out campus operations and continued focus on exiting lease obligations once a teach-out is complete.

Adjusted EBITDA ($ in thousands)	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013
Ongoing Operations:
Pre-tax loss from continuing operations	$(7,747)	$(31,651)	$(11,664)	$(21,442)	$(14,230)
Transitional Group operating loss	10,138	10,856	9,091	7,789	12,126
Interest (income) expense, net	(38)	(120)	(177)	(25)	67
Loss (gain) on sale of business	—	—	—	—	(68)
Depreciation and amortization (1)	6,965	7,668	8,244	8,761	9,397
Stock-based compensation (1)	966	950	1,020	1,341	1,580
Legal settlements (1) (2)	—	—	(400)	2,850	1,500
Asset impairments (1)	3,883	12,873	3	74	3,050
Unused space charges (1) (3)	(356)	(439)	(413)	(428)	(3,231)
Insurance recovery	—	(8,588)	—	—	—
Cumulative adjustment related to revenue recognition (1)	1,815	—	—	—	—
Adjusted EBITDA—Ongoing Operations	$15,626	$(8,451)	$5,704	$(1,080)	$10,191
Adjusted EBITDA per diluted share	$0.23	$(0.13)	$0.08	$(0.02)	$0.15

Memo: Advertising Expenses	$45,033	$60,031	$46,893	$57,058	$45,865

Transitional Group and Discontinued Operations:
Pre-tax (loss) income from discontinued operations	$(17,195)	$(15,201)	$(33,046)	$(36,481)	$88,044
Transitional Group operating loss	(10,138)	(10,856)	(9,091)	(7,789)	(12,126)
Interest expense (income), net	—	—	—	—	(53)
Loss (gain) on sale of business (4)	—	—	311	—	(130,109)
International Schools operating income	—	—	—	—	(11,434)
Depreciation and amortization (4)	5,524	5,473	6,150	6,670	7,029
Legal settlements (4)	—	225	2,000	3,000	15,500
Asset impairments (4)	10,320	1,612	7,451	(7)	3,933
Unused space charges (3) (4)	(2,080)	(3,272)	970	2,921	6,073
Cumulative adjustment related to revenue recognition (4)	568	—	—	—	—
Adjusted EBITDA—Transitional and Discontinued Operations	$(13,001)	$(22,019)	$(25,255)	$(31,686)	$(33,143)
Adjusted EBITDA per diluted share	$(0.19)	$(0.33)	$(0.38)	$(0.47)	$(0.50)

(1)	Quarterly amounts relate to ongoing operations, excluding the Transitional Group and assets held for sale
(2)	Legal settlement amounts are net of insurance recoveries
(3)	Unused space charges include initial charge and subsequent accretion
(4)	Quarterly amounts relate to the Transitional Group and discontinued operations

CEC ANNOUNCES 4Q14 RESULTS ...PG 6

BALANCE SHEET AND CASH FLOW

Net cash used in operating activities increased to $17.5 million for the fourth quarter of 2014, compared to $8.0 million in the prior year quarter as a result of the prior year quarter including the receipt of approximately $9.1 million related to a tenant improvement allowance received for our corporate headquarters lease.

For the full year 2014, net cash used in operating activities was $118.6 million, compared to $85.8 million for full year 2013. The increase in the use of our operating cash for the full year 2014 was driven primarily by the operating loss for the current year, legal settlement payments, and payments related to real estate lease buyouts. The operating cash flow usage in the second half of 2014 was less than the first half of 2014 as a result of legal settlement payments during the first half of 2014 and improving business trends coupled with receipt of $8.6 million related to an insurance recovery in the second half of 2014.

Capital expenditures decreased to $13.2 million during the year ended December 31, 2014, from $19.6 million for the year ended December 31, 2013.

As of December 31, 2014 and December 31, 2013, cash and cash equivalents, restricted cash and short-term investments totaled $239.6 million and $363.1 million, respectively. This decline is primarily a result of the usage of cash related to our current year operating losses, as well as legal settlement payments and payments related to real estate lease buyouts.

Cash and Cash Flow from Operations ($ in thousands)	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013
Consolidated Cash, Cash Equivalents, Restricted Cash and Short-term Investments (1)	$239,628	$250,900	$274,617	$315,661	$363,099
Cash Flow from Operations (2)	$(17,479)	$(19,860)	$(45,865)	$(35,420)	$(7,962)

(1)	Consolidated cash, cash equivalents, restricted cash and short-term investment balances are quarter end balances and include both continuing and discontinued operations.
(2)	Cash flow from operations includes payments of legal settlements of $1.3 million, $21.6 million and $5.0 million during the fourth quarter of 2014, second quarter of 2014 and fourth quarter of 2013, respectively.

CEC ANNOUNCES 4Q14 RESULTS ...PG 7

OUTLOOK

An update on the Company’s expectations for performance and general business outlook for full year 2015 include:

•	Modest growth in total student enrollments for the year within its University group, with online being the primary contributor

•	Positive adjusted EBITDA for full year 2015 from ongoing operations, which excludes the Transitional Group and campuses held for sale

•	Reduce operating expenses by an additional $40 million based on actions that were taken in 2014

•	Continued progress on reductions of real estate obligations

•	End fiscal year 2015 with over $190 million in total cash, cash equivalents, restricted cash and short-term investments

Chairman and Interim CEO Ron McCray concluded, “The progress we have made to date puts us on target with the initial expectations we had for engineering the successful turnaround of our Company and returning to profitability. We believe our strong cash position and competitive academic platforms position us well in our industry, and early indicators in our business thus far in fiscal year 2015 support continued positive momentum in each of the recent performance improvements we have achieved.”

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Tuesday, March 3, 2015 at 5:00 p.m. Eastern time. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 38913661. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 38913661.

ABOUT CAREER EDUCATION CORPORATION

The colleges, institutions and universities that are part of the CEC family offer high-quality education to a diverse student population in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. In addition to its online offerings, Career Education serves students from campuses throughout the United States, offering programs that lead to doctoral, master’s, bachelor’s and associate degrees, as well as to diplomas and certificates.

Our institutions include both universities that provide degree programs through the master or doctoral level and colleges that provide programs through the associate and bachelor level. The University group includes American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – predominantly serving students online with career-focused degree programs that meet the educational demands of today’s busy adults. Our Career Colleges offer career-centered education primarily through ground-based campuses and includes Briarcliffe College, Brooks Institute, Harrington College of Design, Missouri College and Sanford-Brown Institutes and Colleges (“SBI” and “SBC,” respectively). Through our colleges, institutions and universities, we are committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

A detailed listing of individual campus locations and web links to Career Education’s colleges, institutions and universities can be found at www.careered.com.

CEC ANNOUNCES 4Q14 RESULTS ...PG 8

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “expect,” “believe,” “will,” “beginning to,” “position us,” “continued” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; rulemaking by the U.S. Department of Education or any state and increased focus by Congress, the President and governmental agencies on for-profit education institutions; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment and financial responsibility standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; the impact of management changes; negative trends in the real estate market which could impact the success of our initiatives to reduce our real estate obligations under discontinued operations; our ability to successfully defend litigation and other claims brought against us; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its subsequent filings with the Securities and Exchange Commission.

###

CONTACT

Investors:

Alpha IR Group

Chris Hodges or Sam Gibbons

(312) 445-2870

CECO@alpha-ir.com

or

Media:

Career Education Corporation

Mark Spencer

Director, Corporate Communications

(847) 585-3802

Source: Career Education Corporation

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of December 31, (1)
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$93,832	$318,468
Restricted cash	22,938	12,564
Short-term investments	122,858	31,592

Total cash and cash equivalents, restricted cash and short-term investments	239,628	362,624

Student receivables, net	24,564	27,995
Receivables, other, net	18,925	27,198
Prepaid expenses	14,679	16,723
Inventories	3,305	4,593
Deferred income tax assets, net	—	3,606
Other current assets	2,384	3,059
Assets of discontinued operations	77,319	14,219

Total current assets	380,804	460,017

NON-CURRENT ASSETS:
Property and equipment, net	73,083	112,095
Goodwill	87,356	87,356
Intangible assets, net	9,819	12,817
Student receivables, net	2,926	3,276
Deferred income tax assets, net	—	10,644
Other assets	18,571	17,132
Assets of discontinued operations	975	101,708

TOTAL ASSETS	$573,534	$805,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$10,000	$—
Accounts payable	21,968	22,826
Accrued expenses:
Payroll and related benefits	29,545	33,997
Advertising and production costs	13,162	17,166
Income taxes	1,633	14,994
Other	21,440	37,985
Deferred tuition revenue	37,572	44,769
Liabilities of discontinued operations	65,863	35,695

Total current liabilities	201,183	207,432

NON-CURRENT LIABILITIES:
Deferred rent obligations	48,381	54,236
Other liabilities	19,178	24,797
Liabilities of discontinued operations	22,859	63,196

Total non-current liabilities	90,418	142,229

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	823	819
Additional paid-in capital	606,531	600,904
Accumulated other comprehensive loss	(853)	(503)
Retained (deficit) earnings	(109,403)	68,658
Cost of shares in treasury	(215,165)	(214,494)

Total stockholders’ equity	281,933	455,384

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$573,534	$805,045

(1)	During the fourth quarter of 2014, the Company completed the teach-out of one Transitional campus and announced the Culinary Arts segment as held for sale. As a result all current and prior periods reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31, (1)
	2014	% of Total Revenue	2013	% of Total Revenue
REVENUE:
Tuition and registration fees	$173,077	99.4%	$198,265	99.4%
Other	1,130	0.6%	1,108	0.6%

Total revenue	174,207		199,373

OPERATING EXPENSES:
Educational services and facilities	59,367	34.1%	64,687	32.4%
General and administrative	110,774	63.6%	132,358	66.4%
Depreciation and amortization	7,967	4.6%	10,778	5.4%
Goodwill and asset impairment	3,883	2.2%	5,979	3.0%

Total operating expenses	181,991	104.5%	213,802	107.2%

Operating loss	(7,784)	-4.5%	(14,429)	-7.2%

OTHER INCOME (EXPENSE):
Interest income	237	0.1%	161	0.1%
Interest expense	(199)	-0.1%	(228)	-0.1%
Loss on sale of business	—	0.0%	68	0.0%
Miscellaneous (expense) income	(1)	0.0%	198	0.1%

Total other income	37	0.0%	199	0.1%

PRETAX LOSS	(7,747)	-4.4%	(14,230)	-7.1%
Provision for income taxes	546	0.3%	68,137	34.2%

LOSS FROM CONTINUING OPERATIONS	(8,293)	-4.8%	(82,367)	-41.3%
(Loss) income from discontinued operations, net of tax	(17,195)	-9.9%	51,761	26.0%

NET LOSS	(25,488)	-14.6%	(30,606)	-15.4%

OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	—		(3,247)
Unrealized losses on investments	(107)		(54)

Total other comprehensive loss	(107)		(3,301)

COMPREHENSIVE LOSS	$(25,595)		$(33,907)

NET LOSS PER SHARE– DILUTED:
Loss from continuing operations	$(0.12)		$(1.23)
(Loss) income from discontinued operations	(0.26)		0.77

Net loss per share	$(0.38)		$(0.46)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	67,330		66,916

(1)	During the fourth quarter of 2014, the Company completed the teach-out of one Transitional campus and announced the Culinary Arts segment as held for sale. As a result, all current and prior periods reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended December 31, (1)
	2014	% of Total Revenue	2013	% of Total Revenue
REVENUE:
Tuition and registration fees	$736,883	99.4%	$834,084	99.3%
Other	4,475	0.6%	5,597	0.7%

Total revenue	741,358		839,681

OPERATING EXPENSES:
Educational services and facilities	240,796	32.5%	274,450	32.7%
General and administrative	520,361	70.2%	592,236	70.5%
Depreciation and amortization	36,019	4.9%	45,155	5.4%
Goodwill and asset impairment	16,898	2.3%	8,681	1.0%

Total operating expenses	814,074	109.8%	920,522	109.6%

Operating loss	(72,716)	-9.8%	(80,841)	-9.6%

OTHER INCOME (EXPENSE):
Interest income	851	0.1%	1,359	0.2%
Interest expense	(491)	-0.1%	(1,328)	-0.2%
Loss on sale of business	—	0.0%	(6,905)	-0.8%
Miscellaneous (expense) income	(148)	0.0%	134	0.0%

Total other income (expense)	212	0.0%	(6,740)	-0.8%

PRETAX LOSS	(72,504)	-9.8%	(87,581)	-10.4%
Provision for income taxes	3,736	0.5%	30,144	3.6%

LOSS FROM CONTINUING OPERATIONS	(76,240)	-10.3%	(117,725)	-14.0%
Loss from discontinued operations, net of tax	(101,923)	-13.7%	(46,538)	-5.5%

NET LOSS	(178,163)	-24.0%	(164,263)	-19.6%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	—		4,295
Unrealized losses on investments	(350)		(13)

Total other comprehensive (loss) income	(350)		4,282

COMPREHENSIVE LOSS	$(178,513)		$(159,981)

NET LOSS PER SHARE – DILUTED:
Loss from continuing operations	$(1.13)		$(1.76)
Loss from discontinued operations	(1.52)		(0.70)

Net loss per share	$(2.65)		$(2.46)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	67,173		66,738

(1)	During 2014, the Company completed the teach-out of twenty-one campuses; one in the fourth quarter of 2014. In addition, the Company sold two campuses and announced the Culinary Arts segment as held for sale. As a result , all current and prior periods reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(178,163)	$(164,263)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill and asset impairment	36,209	22,691
Depreciation and amortization expense	55,455	73,150
Bad debt expense	14,841	28,892
Compensation expense related to share-based awards	4,277	6,699
Loss (gain) on sale of businesses, net	311	(123,204)
Loss on disposition of property and equipment	32	118
Deferred income taxes	14,250	58,087
Changes in operating assets and liabilities:
Accrued expenses and deferred rent obligations	(52,972)	(4,885)
Deferred tuition revenue	(6,314)	(13,907)
Student receivables, net of allowance for doubtful accounts	(10,531)	16,306
Other operating assets and liabilities	3,981	14,512

Net cash used in operating activities	(118,624)	(85,804)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(157,425)	(40,842)
Sales of available-for-sale investments	64,920	73,070
Purchases of property and equipment	(13,156)	(19,636)
Proceeds on the sale of business, net of cash divested	—	156,816
Payments of cash upon sale of asset	(387)	(2,525)
Purchase of equity method investment	(1,575)	—
Other	—	(17)

Net cash (used in) provided by investing activities	(107,623)	166,866

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,354	998
Tax benefit associated with stock option exercises	—	1
Borrowings from credit facility	10,000	—
Payment on borrowings	—	(80,000)
Change in restricted cash	(10,374)	85,314
Payments of capital lease obligations	—	(210)

Net cash provided by financing activities	980	6,103

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	156	(8,844)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(225,111)	78,321
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	475	127,104
Less: Cash balance of discontinued operations, end of the period	—	475
CASH AND CASH EQUIVALENTS, beginning of the period	318,468	113,518

CASH AND CASH EQUIVALENTS, end of the period	$93,832	$318,468

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended December 31,
	2014	2013
REVENUE:
CTU	$82,202	$87,582
AIU	44,749	49,088

Total University Group	126,951	136,670

Career Colleges	41,613	49,925
Corporate and Other	40	—

Subtotal	168,604	186,595
Transitional Group (1)	5,603	12,778

Total	$174,207	$199,373

OPERATING (LOSS) INCOME:
CTU	$23,356	$22,146
AIU	(304)	(3,793)

Total University Group	23,052	18,353

Career Colleges (2)	(13,650)	(12,035)
Corporate and Other	(7,048)	(8,621)

Subtotal	2,354	(2,303)
Transitional Group (1) (3)	(10,138)	(12,126)

Total	$(7,784)	$(14,429)

OPERATING (LOSS) MARGIN:
CTU	28.4%	25.3%
AIU	-0.7%	-7.7%
Total University Group	18.2%	13.4%
Career Colleges (2)	-32.8%	-24.1%
Corporate and Other	NM	NM
Subtotal	1.4%	-1.2%
Transitional Group (1) (3)	-180.9%	-94.9%
Total	-4.5%	-7.2%

(1)	During the fourth quarter of 2014, the Company completed the teach-out of one Transitional campus and announced the Culinary Arts segment as held for sale. As a result all current and prior periods reflect these campuses as components of discontinued operations.

(2)	Fourth quarter 2014 expenses include $3.2 million and $0.7 million of fixed asset and trade name impairment charges, respectively. Fourth quarter 2013 expenses include $2.9 million in non-cash asset impairment charges related to long-lived assets for ongoing campuses.

(3)	Fourth quarter 2013 expenses include $3.0 million in non-cash asset impairment charges related to long lived asset impairments.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended December 31,
	2014	2013
REVENUE:
CTU (1)	$336,573	$346,086
AIU	198,896	231,606

Total University Group	535,469	577,692

Career Colleges (1)	172,833	196,990
Corporate and Other	230	—

Subtotal	708,532	774,682
Transitional Group (1)	32,826	64,999

Total	$741,358	$839,681

OPERATING (LOSS) INCOME:
CTU (1)	$69,492	$65,078
AIU	(9,412)	(5,556)

Total University Group	60,080	59,522

Career Colleges (1) (2)	(73,753)	(68,652)
Corporate and Other (3)	(21,169)	(33,600)

Subtotal	(34,842)	(42,730)
Transitional Group (1) (4)	(37,874)	(38,111)

Total	$(72,716)	$(80,841)

OPERATING (LOSS) MARGIN:
CTU (1)	20.6%	18.8%
AIU	-4.7%	-2.4%
Total University Group	11.2%	10.3%
Career Colleges (1) (2)	-42.7%	-34.9%
Corporate and Other (3)	NM	NM
Subtotal	-4.9%	-5.5%
Transitional Group (1) (4)	-115.4%	-58.6%
Total	-9.8%	-9.6%

(1)	During 2014, the Company completed the teach-out of twenty-one campuses; one in the fourth quarter of 2014. In addition, the Company sold Everblue Training Institute (Career Colleges segment) and Sanford-Brown Pittsburgh (Transitional Group segment) and announced the Culinary Arts segment as held for sale. As a result, all current and prior periods reflect these campuses as components of discontinued operations.

(2)	Year to date 2014 expenses include $14.5 million related to long-lived asset impairment and $2.2 million of trade name impairment charges. Year to date 2013 expenses include $4.7 million of trade name and asset impairment charges and $8.8 million related to the settlement of a legal matter.

(3)	Year to date 2014 expenses include $8.6 million of income related to an insurance recovery.

(4)	Year to date 2013 expenses include $3.1 million in asset impairment charges and $1.7 million related to the settlement of a legal matter.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, except per share amounts)

Adjusted EBITDA	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013
Ongoing Operations:
Pre-tax loss from continuing operations	$(7,747)	$(31,651)	$(11,664)	$(21,442)	$(14,230)
Transitional Group operating loss	10,138	10,856	9,091	7,789	12,126
Interest (income) expense, net	(38)	(120)	(177)	(25)	67
Loss (gain) on sale of business	—	—	—	—	(68)
Depreciation and amortization (3)	6,965	7,668	8,244	8,761	9,397
Stock-based compensation (3)	966	950	1,020	1,341	1,580
Legal settlements (3) (5)	—	—	(400)	2,850	1,500
Asset impairments (3) (6)	3,883	12,873	3	74	3,050
Unused space charges (3) (7)	(356)	(439)	(413)	(428)	(3,231)
Insurance recovery	—	(8,588)	—	—	—
Cumulative adjustment related to revenue recognition (3) (8)	1,815	—	—	—	—
Adjusted EBITDA – Ongoing Operations (2)	$15,626	$(8,451)	$5,704	$(1,080)	$10,191
Adjusted EBITDA per diluted share	$0.23	$(0.13)	$0.08	$(0.02)	$0.15

Memo: Advertising Expenses (3)	$45,033	$60,031	$46,893	$57,058	$45,865
Transitional Group and Discontinued Operations (4):
Pre-tax (loss) income from discontinued operations	$(17,195)	$(15,201)	$(33,046)	$(36,481)	$88,044
Transitional Group operating loss	(10,138)	(10,856)	(9,091)	(7,789)	(12,126)
Interest (income) expense, net	—	—	—	—	(53)
Loss (gain) on sale of business (9)	—	—	311	—	(130,109)
International Schools operating income (10)	—	—	—	—	(11,434)
Depreciation and amortization (9)	5,524	5,473	6,150	6,670	7,029
Legal settlements (9)	—	225	2,000	3,000	15,500
Asset impairments (9)	10,320	1,612	7,451	(7)	3,933
Unused space charges (7) (9)	(2,080)	(3,272)	970	2,921	6,073
Cumulative adjustment related to revenue recognition (8) (9)	568	—	—	—	—
Adjusted EBITDA – Transitional and Discontinued Operations (2)	$(13,001)	$(22,019)	$(25,255)	$(31,686)	$(33,143)
Adjusted EBITDA per diluted share	$(0.19)	$(0.33)	$(0.38)	$(0.47)	$(0.50)

(1)	The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its ongoing operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its ongoing operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company’s results have underperformed or exceeded expectations.

We believe adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by items we do not consider reflective of underlying operating performance. We also present adjusted EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of performance. In evaluating adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments presented above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income (loss), operating income (loss), or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity.

Non-GAAP financial measures when viewed in a reconciliation to corresponding GAAP financial measures, provides an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Management assesses results of operations for ongoing operations, which excludes the Transitional Group, separately from the Transitional Group. Campuses within our Transitional Group are currently being taught out and no longer enroll new students. As a result, management views adjusted EBITDA from ongoing operations separately from the Transitional Group and discontinued operations, including assets held for sale, to assess results and make decisions. Accordingly, the Transitional Group operating loss is added back to pre-tax loss from continuing operations and subtracted from pre-tax loss from discontinued operations.

(3)	Quarterly amounts relate to ongoing operations, which excludes the Transitional Group.

(4)	The Company announced the Culinary Arts segment as held for sale during the fourth quarter of 2014 and it is therefore now reported within discontinued operations. Quarterly adjusted EBITDA amounts for Culinary Arts include:

	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013
Pre-tax loss	$(15,927)	$(12,602)	$(19,771)	$(18,021)	$(28,408)
Depreciation and amortization	4,504	4,282	4,310	4,268	4,263
Legal settlements	—	—	2,000	3,000	15,500
Asset impairments	10,320	1,523	7,400	—	—
Unused space charges	65	213	(467)	(178)	307
Cumulative adjustment related to revenue recognition	514	—	—	—	—
Total	$(524)	$(6,584)	$(6,528)	$(10,931)	$(8,338)

(5)	Legal settlement amounts are net of insurance recoveries and are recorded within the following segments:

	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013
CTU	$—	$—	$—	$(900)	$1,300
Career Colleges	—	—	—	—	200
Corporate & Other	—	—	(400)	3,750	—
Total	$—	$—	$(400)	$2,850	$1,500

(6)	Asset impairments primarily relate to impairment charges within Career Colleges of $3.9 million, $12.8 million and $2.9 million which were recorded during the fourth quarter of 2014, third quarter of 2014 and fourth quarter of 2013, respectively.

(7)	Unused space charges represent the net present value of remaining lease obligations less an estimated amount for sublease income as well as the subsequent accretion of these charges.

(8)	Revenue recognition adjustment relates to the accounting for students who withdraw from one of our institutions prior to completion of their program. A $9.1 million decrease in revenue for ongoing operations was offset with a $7.3 million decrease in bad debt expense for ongoing operations for the amount we previously had deemed uncollectable related to the revenue earnings for these students. This cumulative adjustment was recorded during the fourth quarter of 2014.

(9)	Quarterly amounts relate to the Transitional Group and discontinued operations, excluding International.

(10)	The International Schools segment was sold during the fourth quarter of 2013. As such, management excludes operations from the International Schools when assessing results and trends of the Transitional Group and discontinued operations.